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                                  EXHIBIT 99.5

                              PRESS RELEASE ISSUED

                                       ON

                                  MAY 31, 1996





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            Completion of              Michael Rubin
            Lufthansa                  Executive
Subject:    Transaction    Contact:    Vice President    Release:   May 31, 1996
            -----------                --------------               ------------


                 Great Neck, New York - May 31, 1996 - Hudson General
            Corporation ("Hudson General") announced today that it has consummated the previously announced transaction pursuant to which Lufthansa Airport and Ground Services GmbH ("LAGS") has acquired a 26% interest in Hudson General LLC, a newly-formed Hudson General subsidiary which, effective June 1, 1996, will conduct Hudson General's aviation services business. Hudson General will continue to manage the aviation services business. LAGS is a wholly-owned subsidiary of Deutsche Lufthansa AG.

                 As part of this transaction, as previously announced, LAGS also acquired an option, exercisable until October 1, 2000, to increase its equity ownership in Hudson LLC from 26% up to a maximum of 49%.

                 Hudson General's stockholders approved the transaction at a
            Special Meeting of Stockholders held on May 23, 1996.

                 Hudson General Corporation shares are traded on the American
            Stock Exchange under the ticker symbol HGC.





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